Form of Amendment No. 1 to Stockholder's Agreement

     WHEREAS, the undersigned (the "Stockholder") and Winstar Communications, Inc. (the "Company") previously entered into a Stockholder's Agreement.

     WHEREAS, the Company has amended the terms of the Subordinated Notes Exchange Offer such that holders of its 11% Notes and 15% Notes will receive solely New Senior Notes or a combination of New Senior Notes and New Senior Discount Notes in the Subordinated Notes Exchange Offer.

     WHEREAS, the Company desires to provide to the Stockholder the same allocation of New Senior Notes and New Senior Discount Notes as will be available to holders of 11% Notes and 15% Notes participating in the Subordinated Notes Exchange Offer.

     Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Stockholder's Agreement, as amended hereby.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

     1. Amendment to the Stockholder's Agreement.
        -----------------------------------------

     Upon the effectiveness of this Amendment, the Stockholder's Agreement shall be and is hereby amended as set forth in paragraph (a) below.

     (a) Section (1) of the Stockholder's Agreement is deleted and replaced in its entirety with the following:

                           The Stockholder hereby agrees that it shall
                  exchange its Exchange Debentures for New Senior Notes and/or New Senior Discount Notes at the Exchange Price (as defined) in the Debenture Exchange Transaction (it being understood that the obligation contained in this sentence is unconditional, subject to Section 7), and that it shall execute such other documentation as may be required to effect its participation in the Debenture Exchange Transaction. The exchange price (the "Exchange Price") will be (1) New
                  Senior Notes with a value (determined as of June 16, 2000, and inclusive of principal amount and accrued interest assuming issuance of such New Senior Notes on the issue date of the New Senior Notes issued in the Private Placement and the Subordinated Notes Exchange Offer) of $1,545.91,
                  (2) New Senior Discount Notes with an Accreted


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                  Value (as defined therein) of $1,545.91
                  (determined as of June 16, 2000) or (3) a combination of New Senior Notes and New Senior Discount Notes with a value and Accreted Value, respectively, of $1,545.91 (determined as of June 16, 2000) for each $1,000 principal amount of the Exchange Debentures. The Company's obligation to effect the Exchange Debenture Election and consummate the Debenture Exchange Transaction is subject to the following conditions (which may be waived in the sole discretion of the Company): (a) the Company having accepted Existing Senior Notes for payment in the Tender Offer, (b) the Company having accepted Existing Subordinated Notes for exchange in the Subordinated Notes Exchange Offer, and (c) the Company having consummated the Notes Offering. Upon satisfaction (or waiver) of these conditions, the Company will become unconditionally obligated to effect the Exchange Debenture Election and consummate the Debenture Exchange Transaction, subject only to the next paragraph.

                           In lieu of the commitment by the Company to
                  effect the Exchange Debenture Election and the Debenture Exchange Transaction, the Company reserves the right, at any time after consummation of the Refinancing, to commence a Direct Exchange Offer wherein the Company would offer to exchange any and all of the shares of Preferred Stock for its New Senior Notes, New Senior Discount Notes or a combination thereof. In such event, the Stockholder hereby agrees that it shall tender its Shares into any Direct Exchange Offer and that it shall not withdraw any Shares so tendered (it being understood that the obligation contained in this sentence is unconditional, subject to
                  Section 7).  The Offer Price in any Direct
                  Exchange Offer will be (1) New Senior Notes with a value (determined as of June 16, 2000, and inclusive of principal amount and accrued interest assuming issuance of such New Senior Notes on the issue date of the New Senior Notes issued in the Private Placement and the Subordinated Notes Exchange Offer) of $1,545.91, (2) New Senior Discount Notes with an Accreted Value (as defined therein) of $1,545.91 (determined as of June 16,
                  2000) or (3) a combination of New Senior Notes and New Senior Discount Notes with a value and Accreted Value, respectively, of $1,545.91 (determined as of June 16, 2000) for each $1,000 Initial Liquidation Preference (as defined in the Certificate of Designation) of the Preferred
                  Stock.


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                                                                            3

                           In either instance, the Stockholder will
                  receive New Senior Notes and New Senior Discount Notes in the proportions set forth below:

                  (1) New Senior Discount Notes with an Accreted Value (determined as of June 16, 2000) equal to the aggregate principal amount of Exchange Debentures (or aggregate Liquidation Preference of Preferred Stock in the case of a Direct Exchange Offer) held by the Stockholder multiplied by a fraction equal to
                           (A) the amount of New Senior Discount Notes available for issuance to holders of 11% Notes and 15% Notes in the Subordinated Notes Exchange Offer and to holders of Exchange Debentures (or Preferred Stock) divided by
                           (B) the sum of (x) the aggregate Total
                           Exchange Value (which represents the offer price plus the consent consideration to be paid in the Subordinated Notes Exchange Offer) of the 11% Notes and 15% Notes tendered in the Subordinated Notes Exchange Offer and (y) the result of (i) the Exchange Price multiplied by (ii) the aggregate Initial Liquidation Preference of the
                           Series C Preferred Stock; and

                  (2) New Senior Notes with a value (determined as of June 16, 2000, and inclusive of principal amount and accrued interest assuming issuance of such New Senior Notes on the issue date of the New Senior Notes issued in the Private Placement and the Subordinated Notes Exchange Offer) equal to the aggregate principal amount of Exchange Debentures (or aggregate Liquidation Preference of Preferred Stock in the case of a Direct Exchange Offer) held by the Stockholder multiplied by the fraction obtained by subtracting the fraction calculated in the preceding paragraph from 1.0.

                  The Company will designate no more than
                  $450.0 million of New Senior Discount Notes
                  (calculated based on the issue date Accreted Value of such notes) for issuance in the Subordinated Notes Exchange Offer and in exchange for the Exchange Debentures to be issued in respect of the Preferred Stock (or in exchange for the Preferred Stock in the case of a Direct Exchange Offer). This amount will be reduced to less than $450.0 million (and may be reduced to zero) to the extent the Company (1) sells New Senior Discount Notes in the Private Placement and/or (2) holders of 10%


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                                                                           4

                  Notes elect to receive New Senior Discount Notes in the Subordinated Notes Exchange Offer and (3) the Company does not increase the amount of New
                  Senior Discount Notes to be issued.

                  2.       Stockholder's Agreement.

                  Except as expressly amended or modified herein, the Stockholder's Agreement (as amended hereby) shall continue in full force and effect in accordance with the provisions hereof and thereof as in existence on the date hereof. After the date hereof, any reference to the Stockholder's Agreement, shall mean the Stockholder's
Agreement as amended by this Amendment.

                  3.  General Provisions.

                  (a) Amendments. This Amendment may be amended at any time only by a written instrument executed by each of the parties hereto.

                  (b) Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  (c)  Entire Agreement; No Third-Party
         Beneficiaries. The Stockholder's Agreement (including the documents and instruments referred to herein), as amended by this Amendment, (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and
         (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.


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                  (d)  Governing Law.  THIS AMENDMENT SHALL BE
         GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS RULES) AS TO ALL MATTERS, INCLUDING BUT NOT LIMITED TO, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT AND PERFORMANCE.

                                                 WINSTAR COMMUNICATIONS, INC.


                                                 by __________________________
                                                   Name:
                                                   Title:

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                          [Counterpart Signature Page]


                                            -----------------------------
                                               (Stockholder)


Dated:                                      By:
       --------------------                    -----------------------------
                                                              (signature)
Aggregate Initial Liquidation
Preference of Preferred
by Stock held by                             ----------------------------------
Stockholder:                                            (name and title)


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